UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 1-A/A AMENDMENT NO. 1

OFFERING STATEMENT UNDER THE SECURITIES ACT OF 1933

FIRST LIGHT BANCORP

(Exact name of registrant as specified in its charter)

Date: October 13, 2015

Indiana	6199	47-1763391
(State or Other Jurisdiction	(Primary Standard Classification	(IRS Employer
of Incorporation)	Code)	Identification No.)

Thomas L. Austerman

President and Chief Executive Officer

20 NW 4th Street, Suite 101

Evansville, Indiana 47708

Telephone: (812) 492-1800

(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Please send copies of all correspondence to:

John W. Tanselle

SmithAmundsen, LLC

201 North Illinois Street, Suite 1400

Capital Center, South Tower

Indianapolis, Indiana 46204

Telephone: (317) 464-4148

FAX: (317) 464-4149

Email: jtanselle@salawus.com

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

THIS OFFERING STATEMENT SHALL ONLY BE QUALIFIED UPON ORDER OF THE COMMISSION, UNLESS A SUBSEQUENT AMENDMENT IS FILED INDICATING THE INTENTION TO BECOME QUALIFIED BY OPERATION OF THE TERMS OF REGULATION A.

EXPLANATORY NOTE

This Amendment No. 1 to Form 1-A (this “Amendment”) is being filed to amend the Form 1-A Regulation A Offering Statement Under the Securities Act of 1933 (File No. 024-10483) originally filed First Light Bancorp on September 23, 2015. The sole purpose of this Amendment is to file Exhibit 13.  Accordingly, this Amendment consists only of Part I of Form 1-A, this explanatory note, and the information required by Part III of Form 1-A.

Part III

INDEX TO EXHIBITS

2(a)	Articles of Incorporation of First Light Bancorp*

2(b)	By-Laws of First Light Bancorp*

4(a)	Form of Rights Offering Subscription Agreement*

4(b)	Form of Clarksville Subscription Agreement*

6(a)	Employment Agreement, dated July 1, 2015, between First Light Bancorp and Thomas L. Austerman*

6(b)	Deferred Compensation Plan, dated July 1, 2015, between First Light Bancorp and Thomas L. Austerman*

6(c)	Change in Control Agreement, dated September 10, 2015, between First Light Bancorp and Thomas L. Austerman*

6(d)	Employment Agreement, dated August 20, 2014, between Evansville Commerce Bank and Lucas J. Yaeger*

6(e)	Change in Control Agreement, dated August 20, 2014, between Evansville Commerce Bank and Lucas J. Yaeger*

6(f)	Employment Agreement, dated August 29, 2014, between Evansville Commerce Bank and John M. Schenk*

6(g)	Change in Control Agreement, dated September 5, 2014, between Evansville Commerce Bank and John M. Schenk*

6(h)	Business Loan Agreement, dated December 23, 2014, between First Light Bancorp and The Paducah Bank and Trust Company*

6(i)	Evansville Commerce Bank Phantom Stock Plan, dated August 20, 2014*

8	Form of Escrow Agreement*

10	Power of Attorney*

11(a)	Consent of BKD LLP*

11(b)	Consent of SmithAmundsen LLC (incorporated by reference to Exhibit 12)*

12	Opinion of SmithAmundsen LLC*

13	Testing the Waters Materials

* Previously filed.

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A/A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Evansville, State of Indiana, on October 13, 2015.

FIRST LIGHT BANCORP

By	/s/ Thomas L. Austerman
Thomas L. Austerman
Director, President and Chief Executive Officer
(Principal Executive Officer)

This offering statement has been signed by the following persons in the capacities as of the 13th day of October 2015.

/s/ Thomas L. Austerman
Thomas L. Austerman
Director, President and Chief Executive Officer
(Principal Executive Officer)

/s/ John Schenk
John Schenk
Treasurer
(Principal Financial and Accounting Officer)

/s/ Reed S. Schmitt*
Reed S. Schmitt
Chairman of the Board of Directors

/s/ J.P. Engelbrecht*
J.P. Engelbrecht
Director

/s/ Lester R. Hammer*
Lester R. Hammer
Director

/s/ William W. Harrod*
William W. Harrod
Director

/s/ Mark R. Ide*
Mark R. Ide
Director

/s/ Arthur W. Klipsch*
Arthur W. Klipsch
Director

/s/ Robert B. Wright*
Robert B. Wright
Director

*By:	/s/ Thomas L. Austerman
Thomas L. Austerman, Attorney-in-Fact